National Coal Corp. Investor Presentation November 2007 Exhibit 99.1

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to:
– the worldwide demand for coal;
– the price of coal;
– the supply of coal and other competitive factors;
– the costs to mine and transport coal;
– the ability to obtain new mining permits;
– the costs of reclamation of previously mined properties;
– the risks of expanding coal production;
– industry competition;
– our ability to continue to finance and execute our growth strategies;
– general economic conditions;
– our ability to successfully integrate Mann Steel’s operations with our operations; and
– other factors discussed under the headings “Cautionary Statements and Risk Factors” and elsewhere in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”
Forward-looking statements speak only as of the date of this quarterly report. You should not put undue reliance on any forward-looking statements. The Company strongly encourages investors to carefully read the factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 in the section entitled “Risk Factors” and the risk factors described elsewhere in this report for a description of certain risks that could, among other things, cause actual results to differ from these forward-looking statements. The
Company assumes no responsibility to update the forward-looking statements contained in this quarterly report on Form 10-Q.
Forward-Looking Information

Corporate Summary
National Coal Corp. (Nasdaq: NCOC), through its wholly owned subsidiary, National
Coal Corporation, engages principally in the business of mining coal by locating, leasing, assessing, permitting, and developing coal properties in the Central &
Southern Appalachian regions of the United States.
The Company began operations in July 2003 and has since produced more than 3.6 million tons of coal.
NCOC owns the coal mineral rights to 74,600 acres of land and leases the rights to approximately 40,900 acres.
As of December 31, 2006, the Company controls approximately 36.2 million tons of recoverable coal.
As of September 30, 2007, operates two underground mines, two surface mines, and two highwall mines, in addition to four preparation plants (two active and two inactive)
two unit train loading facilities (both active), and one twenty-four hour loadout
(inactive).
On October 19, 2007, the Company acquired Mann Steel Products, Inc. and renamed the company National Coal of Alabama, Inc.
During the nine months ended September 30, 2007, the Company has achieved revenues of $58.8 million and EBITDA of negative $3.0 million.

Current Financial Position
At September 30, 2007, we had cash and cash equivalents of approximately $19.8 million¹, negative working capital of approximately $6.3 million and negative cash flows from operations of approximately $8.3 million.
At September 30, 2007 we had $55.0 million in publicly traded bonds outstanding on our 10.5% Senior Secured Notes due 2010.
On October 19, 2007, we sold approximately 3.9 million shares of common stock at
$3.00/sh through a private placement, which generated $11.6 million.  The funds were used to finance our acquisition of Mann Steel Products, Inc.  Additionally, we sold 200,000 shares were sold to Daniel A. Roling, President and CEO of National
Coal at $3.00/sh for a total of $600,000.
On March 2, 2007, we sold 3.0 million shares of common stock at $4.65/sh through a private placement which generated proceeds of approximately $14.0 million.  Two institutional investors agreed to purchase 2.8 million shares with the remainder purchased by Daniel A. Roling, President and CEO of National Coal.
1
Total cash and cash equivalents include $2.0 million of cash, $1.1 million in certificates of deposit, and $16.7 million of restricted cash

National Coal of Alabama, Inc.
On October 19, 2007 we completed the acquisition of Mann Steel Products, Inc. and subsequently renamed the wholly-owned subsidiary, National Coal of Alabama, Inc.
We purchased Mann Steel for $55.0 million and was funded through a combination of
$60.0 million in debt and $12.0 million in equity.  The equity financing was through a private placement.
The combined company will have over 350 employees and total production capacity of approximately 3.0 million tons.  Sales for 2007 are expected to be approximately
2.6 million tons and generate about $140.0 million in revenues.
The new subsidiary changes the Company’s production mix with surface mining accounting for about 65.0%, underground 28.0%, and 7.0% from high wall mining.
The acquisition adds three surface mines and approximately 1.0 million tons of production capacity.
National Coal of Alabama has three active surface mines in Alabama and produces steam and industrial coal for the domestic market

Revenue
Revenue has increased an average of 126.9% per year since the Company began operations in 2004
EBITDA declined during 2006 along with the price of coal
$16,999
$65,873
$87,517
$58,775
($4,566)
$7,545
($1,094)
($2,957)
-$20,000 $0 $20,000 $40,000 $60,000 $80,000 $100,000
2004
2005
2006
Nine Mos. 2007
Sales (in $'000) EBITDA (in $'000)

Historical Financials
(In thousands, except per share data)
2004 2005 2006 Nine Mos. 2007
Consolidated Statement of Income Data:
Sales 16,999 $                  65,873 $                  87,517 $                  58,775 $
Net operating loss carry forwards - 5,392 12,824 -
Net loss (10,429) $               (6,791) $                  (23,421) $               (19,609) $
EPS (2.60) $                    (0.58) $                    (1.59) $                    (1.12) $
Shares outstanding 13,391                     13,977                     16,341                     20,668
Consolidated Balance Sheet Data:
Cash 304 $                       25,435 $                  2,181 $                    2,031 $
Restricted cash 4,575                       7,323                       17,247                     16,669
Property, plant, & equipment, net 35,909                     50,902                     55,838                     54,047
Other assets 3,763                       6,748                       10,726                     10,693
Total Assets 44,551 $                  90,407 $                  85,992 $                  83,439 $
Other 6,225                       13,776                     20,428                     19,228
Total Debt 19,724                     60,015                     67,487                     71,003
Total Debt and Liabilities 25,949                     73,791                     87,915                     90,231
Shareholders' (deficit) equity 18,601                     16,616                     (1,923)                     (6,791)
Total Liabilities and Shareholders' Equity 44,551 $                  90,407 $                  85,992 $                  83,439 $
Other Data:
Capital expenditures 28,600 $                  17,806 $                  24,748 $                  (8,588) $
EBITDA Calculation:
Net loss (10,429) $               (6,791) $                  (23,421) $               (19,609) $
Other (Income) expense 41                            390                          280                          (321)
Interest and financing fees 3,349                       3,967                       7,476                       6,515
Interest income - (129)                        (792)                        (883)
Depreciation, depletion, accretion and amortization 2,473                       10,108                     15,363                     11,340
EBITDA (4,566) $                  7,545 $                    (1,094) $                  (2,957) $

Business Strategy
Focus on safety and environmental stewardship
Improve profitability & cash flow
– Improve production efficiencies
– Increase production and develop reserves
Continue to develop strong customer relationships
Growth
– Organic
– Acquisition

Reduce Costs
Average Cost-of-Sales of $50.54 during Q3 2007 an increase of 28.9% versus Q3
2006, a direct result of management’s decision to reduce production during a weak market
1 Cost per ton calculated as Cost-of-Sales, excluding depreciation, depletion, accretion, and amortization divided by tons sold
*Arch Coal’s cost includes only its CAPP division
*James River Coal’s cost includes only its CAPP division
Q3 2007 Average Cost Per Ton
1
$50.54
$44.13
$44.95
$43.55
$47.66
$40.00 $42.00 $44.00 $46.00 $48.00 $50.00 $52.00
National Coal
Massey Energy
James River Coal
Arch Coal
Alpha Natural Resources

Reduced Operating Costs
When market conditions improve, National Coal will be able to expand production by utilizing existing preparation and load-out facilities to leverage fixed costs and reduce production costs.
We will further reduce the average cost of production by maximizing utilization of highwall miners
– our lowest cost mining method available.
As a company we will also maintain tight control on the cost and volume of coal purchased from third parties and will opportunistically purchase coal to fulfill sales commitments.
During February 2006, we purchased a second highwall miner for operation on the Straight Creek
Tracts in Southeastern Kentucky.
Also, National Coal acquired and renovated a 42-mile Tennessee rail line leading directly to owned reserves on the New River Tract, with service to its Smoky Junction and Baldwin load out facilities.
As a result of these additions and improvements, it is estimated National Coal increased shipping capacity from 40,000 to more than 250,000 clean tons a month, may reduce transportation costs from $8 to $3 a ton, and may lower prep and wash plant costs by up to 50% in Tennessee.
On September 4, 2007, we opened a new high wall mine in Kentucky.  The mine is expected to produce approximately 20,000 tons of high quality steam coal per month.  Additionally, the mine will absorb $545,000 of quarterly lease and insurance costs associated with the equipment that has been idled for the first eight months of the year.  The return to service of the equipment is expected to provide a positive contribution for the remainder of the year.

Average Cost of Sales & Average Sales Price
Average Cost-of-Sales of $49.24 for the nine months ended September 30, 2007
Average sales price of $50.73 for the nine months ended September 30, 2007
357
1,216
1,643
1,145
$47.32
$53.67
$52.84
$50.73
0
400
800
1,200
1,600
2,000
2004 2005 2006 9 Mos. 2007
$42.00
$45.00
$48.00
$51.00
$54.00
$57.00
'000 Tons sold Sales price per ton
357
1,216
1,643
1,145
$45.72
$49.24
$48.29
$42.02
0
400
800
1,200
1,600
2,000
2004 2005 2006 9 Mos. 2007
$40.00
$42.00
$44.00
$46.00
$48.00
$50.00
'000 Tons sold Cost-of-Sales per ton

Competitive Contract Prices
National Coal has no legacy liabilities and is 100% union-free and therefore is not burdened with union pension liabilities or post-retirement medical benefit obligations.
Our relatively new status within the marketplace means we are not held back by long-term contracts at prices significantly below the market; in fact, our current supply contracts average
$51.58 per ton for the remainder of 2007, which is comparable to our closest competitors.
Alpha Natural Resources and Massey Energy calculated as average realized price; all others average committed price
Alpha Natural Resources and Massey Energy’s average price includes metallurgical coal sales
James River contract prices includes only its CAPP division
2007 Average Contract Price
$51.58
$50.25
$46.93
$57.07
$0.00 $10.00 $20.00 $30.00 $40.00 $50.00 $60.00
National Coal
Massey Energy
James River Coal
Alpha Natural
Resources

Increase Profitable Production & Efficiency
The addition of the 42-mile railroad provided rail access to proven and owned reserves that were previously uneconomical to mine due to high trucking costs and road limitations. It also provides National Coal with an opportunity to become competitive in the area of transportation, as a dedicated rail line becomes more cost effective with our customers renegotiating expiring transportation contracts.
Suspending activity at three mining facilities and focusing on developing production from lower-cost sites, such as the highwall mines, will increase the profitability of each ton produced.

Increase Profitable Production & Efficiency
Because of operational improvements made in 2006 and the acquisition of Mann
Steel Products, Inc., National Coal has the infrastructure in place to significantly increase coal production in 2008 and beyond, without significant additional capital expenditures.
The Company will opportunistically purchase coal to fulfill sales commitments.
1,121
2,600
1,330
1,500
0
500
1,000
1,500
2,000
2,500
3,000
2005 2006 2007E 2008E
Total Production
1,330
1,500
2,600
1,121
400
379
107
0
500
1,000
1,500
2,000
2,500
3,000
2005 2006 2007E 2008E
Total Production Purchased Coal

Committed Tons and Prices
National Coal has sales contracts for about 28.1% of estimated 2008 sales of 1.6 million tons. (This does not include sales of National Coal of Alabama, Inc.)
For the remainder of 2007, we have approximately 349,363 tons of committed and priced sales volumes at an average contract price of $51.58 per ton.
For 2008, we have approximately 450,000 tons of committed and priced sales volumes at an average contract price of $51.29 per ton.
100%
95%
72%
$52.16
$51.58
$51.29
0%
20%
40%
60%
80%
100%
120%
2006 2007 2008
$50.00
$50.75
$51.50
$52.25
$53.00
$53.75
$54.50
% Priced % Unpriced Avg. Committed Price

Growth Strategy
As part of its ongoing growth strategy, National Coal has plans to opportunistically acquire nearby mines and coal reserves to leverage its investments in existing railroad and wash plant facilities.
It is the natural acquirer of contiguous reserves and of existing, synergistic operations that have proximity to its current operations.
Therefore, the Company’s ongoing plans to acquire available Central Appalachian properties through a combination of financing strategies and operational initiatives, is anticipated to contribute positively to the current trend toward consolidation, and may contribute to future growth.
National Coal has purchased an exploration rig to accelerate exploration and further expand proven and probable coal reserves.

Expansion Opportunities Within Reach
Currently, National Coal has eight permits in place – two on mines that can be re-
opened, and six on other properties – to further expand mining operations and increase production.
Quality labor is available in Tennessee and Kentucky and our operations are appropriately staffed.
Two deep mines can be opened without major capital expenditures for equipment.
1
Partially leased mineral reserves
2
Opened and put on standby status during 4Q06
Facility
Permit
Status
Mine
Status
Permitted Mining Operations:
Kentucky
Mine #2 Active Inactive
Mine #5 Active Inactive
Mine #6 Active Inactive
Mine #7 Active Inactive
Tennessee:
Mine #4 Active Inactive
Mine #14 Active Inactive
Mine #12
1
Active Inactive
Mine #17
2
Active Inactive

National Coal is an Enduring Supplier
High Quality and Well Positioned Reserves
Close Proximity to Blue Chip Customers
Diversified Asset Base
Commitment to Safety and Environment
Strong Leadership
Coal Reserves by Sulfur Content
<1.5%
61%
>1.5%
39%
Coal Reserves by BTU Content*
13,000<x<
13,500
3%
>13,500
67%
<12,500<x
<13,000
30%
`
* On a dry basis

High Quality & Well Positioned Reserves
In April 2006, the Company engaged Marshall Miller & Associates, Inc., an independent mining engineering firm, to evaluate its reserves.
Based on the recently completed Marshall Miller reserve study, as of December 31,
2006, NCOC controls approximately 36.2 million tons of proven and probable reserves that were recoverable that time.
The study found that the reserves are primarily made up of high Btu, low and mid-
sulfur deposits, and at present have a lifetime of 10 to 20 years.
Our strong reserve locations provide freight cost advantage and pricing flexibility.
Sixty-five percent of total acreage on which these reserves are located is owned by
NCOC which is a distinct advantage over leasing because there are no royalty payments on owned reserves.
The Southeastern part of the United States is the largest electricity market in the country.

EAST KENTUCKY
POWER COOPERATIVE
Duke
Energy
Santee
Cooper.
GEORGIA
POWER
A SOUTHERN COMPANY

National Coal Supplies the Southeast
AL
     FL
SC
TN
KY
NC
AR
MS
WV
VA
  MD
DE
LA
GA
At present, National Coal has contracts in place with these neighboring utilities to sell approximately 1.4 million tons of coal into 2010.
We are actively pursuing new contracts in the market at present.
2007 Revenue by Customer
EKP
10%
Other
22%
Duke Power
16%
Santee Cooper
28%
Georgia Power
24%

Strong Customer Relationships
During the nine months ended September 30, 2007, approximately 89.2% of our revenue was generated from coal sales to electric utility companies in the
Southeastern United States.
We have a positive track record with the region’s largest utilities and are well positioned to offer competitive prices when other utilities, like the Tennessee Valley
Authority, renegotiate their current contracts.
Moving forward, we plan to increase the size of our Industrial customer base which we are hoping will result in an approximate 30.0% increase in average sales price per ton.
The decision to outsource the sales department to Converse & Co. in 2006 has made
National Coal more accessible to additional customers in the Southeast.

Our Asset Base
National Coal expanded its operations during 2006 to include the opening of a surface mine, a highwall mine, and an underground mine on its owned reserves on the New River Tract.
There are currently two underground mines, two surface mines and two highwall mine in production and two active preparation plants as well as two active train loading facilities.
Property
('000's Tons)
Alabama:
Total 200
Tennessee:
Total 803 835
Kentucky:
Produced
Purchased 328 400
Total 904 710
Total 1,707 1,745
310
2007E
Production
('000's Tons)
2006
Production

Commitment to Safety & the Environment
National Coal underwrites a graduate program in forestry reclamation at
UT/Knoxville designed to find plants and trees that are indigenous to the areas being mined – so that the area is returned to its former state easily and successfully.
The Company supports academic programs for several schools in areas surrounding its facilities and has helped establish a tourist center for the Big South Fork National
River and Recreation Area.
At National Coal, reclamation is part of the entire mining process from beginning to end. Comprehensive planning, innovative planting and stabilizing the land surface at its approximate original contour are all examples of ways National Coal continuously works to keep surrounding communities safe.

Becoming A Leader
National Coal remains a new, innovative and growing company with a bright future ahead. Our youth provides us with the opportunity to carry out a fresh approach to coal production.
Energy demand is anticipated to remain strong in the developed world and increase in emerging markets. The infrastructure we have built over the last three years will support us as we capitalize on the opportunity available in the Southeastern U.S.
Consolidation in the coal industry is forecast to continue and may even accelerate given the recent weakness in prices and valuations. We are in an advantageous position to acquire continuous properties and take to advantage of this market phenomenon.
National Coal’s strong reserve position will serve the company well going forward.
Coal is the economic fuel for electricity generation today, tomorrow and well into the future. Companies like National Coal that are prepared to supply coal at competitive prices will lead the industry into the next decade.